                                                                    EXHIBIT 6(b)

                                     FORM OF
                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                            FOR SCHWAB CAPITAL TRUST


Fund                                              Effective Date
----                                              --------------
Schwab International Index Fund                   July 21, 1993

Schwab Small-Cap Index Fund                       October 14, 1993

Schwab Asset Director-High Growth Fund            September 25, 1995

Schwab Asset Director-Balanced Growth Fund        September 25, 1995

Schwab Asset Director-Conservative Growth Fund    September 25, 1995

Schwab S&P 500 Fund                               February 28, 1996

Schwab Analytics Fund                             May 21, 1996

Schwab OneSource Portfolios-International         September 2, 1996

Schwab OneSource Portfolios-Growth Allocation     October 13, 1996

Schwab OneSource Portfolios-Balanced Allocation   October 13, 1996

Schwab OneSource Portfolios-Small Company         [        ], 1997

                                        SCHWAB CAPITAL TRUST

                                        By:      ___________________________
                                        Name:    William J. Klipp
                                        Title:   Executive Vice President
                                                 and Chief Operating Officer


                                        CHARLES SCHWAB & CO., INC.

                                        By:      ___________________________
                                        Name:    Colleen M. Hummer
                                        Title:   Senior Vice President